Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Evaxion Biotech A/S

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees To be Paid	—	—	—	—	—	—		—
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares DKK0.25 nominal value (5)	415(a)(6)			50,000,000		—	F-3	333-265132	June 2, 2022	$4,635(2)(5)

	Total Offering Amounts					$50,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)	The ordinary shares registered hereby will be represented by the registrant’s American Depositary Shares (“ADSs”), each of which will represent one (1) ordinary share of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statements on Form F-6 (File No.: 333-252038).

(2)	There are being registered hereunder such indeterminate number of ordinary shares as may from time to time be offered hereunder at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, as shall have aggregate initial offering price not to exceed $50,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional ordinary shares that may be offered or issued in connection with any share split, share dividend or similar transactions.

(3)	The proposed maximum offering price per ordinary share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(4)	The maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(5)

Pursuant to Rules 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $50,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form F-3 (File No. 333-265132) which was initially filed with the Securities and Exchange Commission on May 20, 2022 (the “Prior Registration Statement”), are included in this Registration Statement. The Prior Registration Statement became effective on June 2, 2022. The Registrant paid a filing fee of $4,635 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.